UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549


AMENDMENT NO. 2 TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) December 23, 1996

      RIDGEWOOD ELECTRIC POWER TRUST IV
(Exact name of Registrant as Specified in Charter)

Delaware              0-25430           22-3324608
(State or other    (Commission       (IRS Employer
 jurisdiction      file number)       Identification
 of incorporation)                        Number)

947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 447-9000

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

 (a)  Financial Statements of Businesses Acquired.
INDEX
                                                 Page no.
Report of Independent Accountants                    3

Combined Balance Sheets as of
 June 30, 1996 and 1995                              4

Combined Statements of Operations for the
 years ended June 30, 1996 and 1995                  6

Combined Statements of Cash Flows for the
 years ended June 30, 1996 and 1995                  7

Notes to Audited Combined Financial Statements       8

Unaudited Interim Combined Balance Sheet as of
 December 23, 1996                                  17

Unaudited Interim Combined Statement of Operations
 for the period ended December 23, 1996             19

Unaudited Interim Combined Statement of
 Cash Flows for the period ended December 23, 1996  20

Notes to Unaudited Interim Financial Statements     21

1177 Avenue of the Americas    Telephone 212 596 7000
New York, NY 10036             Facsimile 212 596 8910

[Letterhead of Price Waterhouse LLP]

                       Report of Independent Accountants
February 5, 1997

To the Board of Directors
and Stockholders of
Consolidated Hydro, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, and of cash flows present fairly, in all material respects, the financial position of CHI Maine at June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements aore the responsibility of the company's management; our responsibility is to express an opinion of these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accdepted auditing standards which require that we plan and perform the audit to obtain reasona ble assurnace about whether the financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessign the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ Price Waterhouse LLP

CHI MAINE
COMBINED BALANCE SHEET
AS OF JUNE 30, 1996 AND 1995

                                          1996         1995

ASSETS

Current assets:
  Accounts receivable             $  1,045,664 $    787,379
  Prepaid expense                       63,957       60,084

    Total current assets             1,109,621      847,463

Property, plant and equipment:
  Land                               1,372,349    1,372,450
  Hydroelectric generating
   facilities                        7,843,069   30,710,040
  Other                                 28,321       14,637
   Less - accumulated depreciation     (11,246)  (5,211,725)
  Construction-in-progress             843,889      958,532

    Total property,
     plant and equipment,
     net                            10,076,382   27,843,934

Intangible assets:
  Goodwill                                 --     6,321,624
  Power purchase contracts             487,305    6,215,567
  FERC license costs                   681,501    2,092,770
  Other Intangibles                     83,204       83,204
    Less - accumulated amortization    (17,749)  (5,730,833)

     Total intangible assets, net    1,234,261    8,982,332


Other assets:
  Long-term deferred tax assets, net   491,153           --

    Total other assets                 491,153           --


     Total assets                 $ 12,911,417 $ 37,673,729

LIABILITIES AND EQUITY

                                          1996         1995

Current liabilities:
  Accounts payable
   and accrued expenses           $    106,765 $    137,882
  Due to parent                     21,234,371   23,536,799
  Current portion of
   long-term obligation
   under capital lease                 174,175      153,051

    Total current liabilities       21,515,311   23,827,732

Long-term liabilities:
  Long-term obligation
   under capital lease               1,070,075    1,188,835
  Long-term deferred tax
   liability, net                           --    6,056,679

    Total long-term
     liabilities                     1,070,075    7,245,514

Equity:
  Retained earnings/
   (deficit)                        (9,673,969)   6,600,483


                                    (9,673,969)   6,600,483

    Total liabilities
     and equity                   $ 12,911,417 $ 37,673,729

                           CHI MAINE
                COMBINED STATEMENT OF OPERATIONS
           FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

Revenues:

  Power generation revenue        $  4,962,667  $ 4,068,898


Operating costs and expenses:

  Management fees
   to a related party                  721,499      494,049
  Maintenance and supplies             162,045      230,423
  Environmental and regulatory          17,559       28,781

  Real estate taxes                    277,111      261,618
  Insurance                            199,591      188,317
  Lease and rental costs                97,953       69,701
  Legal and other professional fees      4,731        9,274

  Travel, meals and vehicle costs       38,810       40,480
  Utilities                             69,351       63,437
  Other and miscellaneous               12,435       12,271

  Depreciation                         415,827      827,472
  Amortization                         433,464      866,929

  Charge for impairment
   of long-lived assets             25,165,811           --

    Total operating
     costs and expenses             27,616,187    3,092,752


    (Loss)/income
   from operations                 (22,653,520)     976,146

Interest expense                      (168,764)    (186,197)

    (Loss)/income before
     (provision)/benefit
     for income taxes              (22,822,284)     789,949

Benefit/(provision) for
 income taxes                        6,547,832     (351,329)


    Net (loss)/income            $ (16,274,452) $   438,620

                             CHI MAINE
                   COMBINED STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

                                          1996         1995

Cash flows from operating activities:
  Net (loss)/income              $ (16,274,452) $   438,620

Adjustments to reconcile
 net (loss)/income to net
 cash provided by operating
 activities:
  Depreciation and
   amortization                        849,291    1,694,401
  Charge for impairment
   of long-lived assets             25,165,811           --
  Benefit/(provision)
   relating to deferred
   tax liabilities                  (6,647,832)     351,329

Changes in assets and liabilities:
 (Increase)/decrease
  in accounts receivable              (258,285)     147,219
 Increase in prepaid expense            (3,873)     (40,909)
 (Decrease)/increase in
  accounts payable and
  accrued expenses                     (31,117)      80,755
 Decrease in due to
  parent and affiliates             (2,302,428)  (2,329,899)

    Net cash provided by
     operating activities              597,115      341,516


Cash flows from investing activities:
 Capital expenditures                 (499,479)    (255,724)

    Net cash used in
     investing activities             (499,479)    (255,724)


Cash flows from financing activities:
 Reduction of long-term
  obligation under capital
  lease                                (97,636)     (85,792)

    Net cash used in financing
     activities                        (97,636)     (85,792)


Net increase in cash and
 cash equivalents                           --           --

Cash and cash equivalents,
 beginning of year                          --           --


Cash and cash equivalents,
 end of year                     $          -- $         --



Supplemental disclosures
 of cash flow information:
  Cash paid during the period for:
    Interest                      $    113,349 $    131,914

CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995

NOTE 1 - ORGANIZATION AND BUSINESS ACTIVITY

     The accompanying financial statements reflect the combined accounts of that portion of Consolidated Hydro Maine, Inc. ("CHIME") which comprise the Barker, Brown's Mill, Damariscotta, Eustis, Gardiner, Greenville, Lower Barker, Mechanic Falls, Milo, Norway, Pittsfield, Pumpkin Hill, South Berwick, New Dam and Old Falls hydroelectric facilities (collectively, "CHI Maine" or the "Company") located in Maine. CHI Maine is engaged in the ownership and operation of these 15 hydroelectric facilities, which aggregate a total operating capacity of 11.32 megawatts, to produce hydroelectric power.

     As further explained in NOTE 9, on December 23, 1996,
Consolidated Hydro, Inc. ("CHI"), through its wholly owned subsidiary, CHI Universal, Inc. ("CHI Universal"), sold these 15 hydroelectric facilities to Ridgewood Maine Hydro
Partners, L.P. (the "Partnership").


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF COMBINATION

     The combined financial statements include all accounts of the CHI Maine projects. All significant intercompany accounts and transactions have been eliminated in combination.

     USE OF MANAGEMENT'S ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


      CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995
NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continues)

     REVENUE

     Power generation revenue is recognized based on power delivered at rates stipulated in the respective power contracts (NOTE 4). Emerging Issues Task Force (EITF) Issue 91-6, "Revenue Recognition of Long-Term Power Sales Contracts" addressed and reached consensus on certain revenue recognition questions raised by the terms and pricing arrangements of long-term power sales contracts between non-utility power generators and rate-regulated utilities. As of June 30, 1996, the Company was in compliance with the accounting treatments discussed and the consensus reached.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is recorded at cost.
Renewals and betterments that increase the useful lives of the assets are capitalized. Repair and maintenance expenditures that increase the efficiency of the assets are expensed as incurred.

     Plant and equipment are depreciated on the straight-line method over the estimated useful lives of the respective assets (generally, 50 years for dam and appurtenant structures and 30 years for mechanical and electrical equipment).

     INCOME TAXES

     The Company provides for deferred income taxes based on differences in reporting certain income and expense items for federal income tax and financial reporting purposes as if the Company filed a separate return. The Company accounts for energy and investment tax credits using the flow-through method as a reduction of the provision for federal income taxes in the year in which such credits are utilized.


      CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995
NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

     INTANGIBLE ASSETS

     Intangible assets principally include costs incurred in connection with power purchase agreements, FERC licenses and goodwill, all of which are capitalized and amortized on a straight-line basis over the periods to be benefited by such costs, ranging from 20 to 40 years. Legal, compliance and other related expenditures incurred in connection with the maintenance of power purchase agreements and FERC licenses are capitalized and amortized over the remaining term of the applicable contract or license. Management periodically reviews intangibles, including goodwill, for potential impairments.

NOTE 3 - ADOPTION OF SFAS 121

     CHI Maine implemented Statement of Financial Accounting Standards No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ("SFAS 121") in the second quarter of fiscal 1996. This statement establishes accounting standards for determining impairment of long-lived assets and long-lived assets to be disposed of. The Company periodically assesses the realizability of its long-lived assets and evaluates such assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets (or group of assets) may not be recoverable. For an asset in use or under development, impairment is determined to exist if the estimated future cash flow associated with the asset, undiscounted and without interest charges, is less than the carrying amount of the asset. When the estimated future cash flow indicates that the carrying amount of the asset will not be recovered, the asset is written down to its fair value.

     In light of the timing of the expiration of the fixed rate period of CHI Maine's long-term power sales contracts and other indications of a decline in the fair value of certain of the hydroelectric facilities, the Company determined pursuant to SFAS 121 that these assets were impaired.


      CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995
NOTE 3 - ADOPTION OF SFAS 121

     As a result of the factors noted above, in fiscal 1996 CHI Maine recorded an impairment charge of $25.2 million as a component of its loss from operations consisting of $17.7 million relating to property, plant and equipment and $7.5 million relating to intangible assets. The impairment charge resulted in an aggregate remaining carrying value for such written-down assets of $11.3 million. The carrying value of these written-down assets now reflects management's best estimate as to their fair value although there can be no assurance that future events or changes in circumstances will not require that such assets, or other of the Company's assets, be written down in the future. Since December 31, 1995, the long-lived assets of the Company have been treated as assets held for sale and accordingly, have not been depreciated.

NOTE 4 - POWER GENERATION CONTRACTS

     CHI Maine operates facilities which qualify as small power production facilities under the Public Utility Regulatory Policies Act ("PURPA"). PURPA requires that each electric utility company, operating at the location of a small power production facility, as defined, purchase the electricity generated by such facility at a specified or negotiated price. CHI Maine sells substantially all of its electrical output to two public utility companies, Central Maine Power Company ("CMP") and Bangor Hydro-Electric Company ("BHC"), pursuant to long-term power purchase agreements. Eleven of the twelve power purchase agreements with CMP expire in December 2008 and are renewable for an additional five year period. The twelfth power purchase agreement with CMP expires in December 2007 with CMP having the option to extend the contract three more five-year periods. The two power purchase agreements with BHC expire December 2014 and February 2017.

     Power generation revenue by customer for the years ended June 30, 1996 and 1995 is as follows:

                                     1996            1995

Central Maine Power Co.        $  4,220,301   $  3,547,875
Bangor Hydro-Electric Company       742,366        521,023
                               $  4,962,667    $ 4,068,898

CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995

NOTE 5 - LONG-TERM OBLIGATION UNDER CAPITAL LEASE

     CHI Maine leases a hydroelectric facility with a net book value of $2.5 million and $2.6 million at June 30, 1996 and 1995, respectively, pursuant to a long-term lease agreement dated July 16, 1979, and as amended (the "Agreement"), for an annual rent of $ 266,400 including amounts allocated to interest expense through March 2000. Upon proper notice, CHI Maine has the right to purchase all the equipment covered in the Agreement at Fair Market Value (as defined) or elect to extend the terms of the Agreement for up to three five-year periods at a rental equal to Fair Rental Value (as defined). In addition, CHI Maine also has the right to terminate the Agreement and purchase the hydroelectric facility upon proper notice and payment of a scheduled close-out amount, which reduces to $750,000 at April 30, 2000. This lease is accounted for as a capital lease, and accordingly, the hydroelectric facility and related lease obligation have been recorded in the accompanying balance sheets.

     Aggregate minimum future lease payments are as follows:

     1997                                $    266,400
     1998                                     266,400
     1999                                     266,400
     2000                                     949,800
          Thereafter                              ---

Total minimum lease payments                1,749,000
   Less: Amount representing interest        (504,750)

Present value of net
  minimum lease payments                  $ 1,244,250

CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995

NOTE 6 - INCOME TAXES

     Income taxes have been presented as if CHI Maine were a separate tax paying entity, rather than part of a larger consolidated group for federal and state income tax purposes.

     The benefit/(provision) for income consists of the following for the years ended June 30:

                                      1996            1995
Federal income taxes             $     ---    $        --
-
State income                           ---             --
-
Deferred tax
  benefit/(provision)            6,547,832          (351,329)

                                $6,547,832       $(351,329)


     The benefit/(provision) for income differs from an amount computed by applying the statutory income tax rate to pre-tax income, as follows, for the years ended June 30:

                                      1996            1995
Tax benefit/(provision) at US
  statutory rate                $7,759,577       $(268,583)
State income tax
  benefit/(provision),
  net of federal benefit           579,299         (29,012)
Goodwill write-off/
  amortization                  (1,791,044)        (53,734)

                                $6,547,832        $(351,329)

CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995
NOTE 6 - INCOME TAXES (continued)

     Significant components of the Company's deferred tax assets and liabilities as of June 30, 1996 and 1995 are as follows:
                                      1996            1995
Deferred tax assets:
  Net operating loss           $   586,137     $ 1,630,575
  Tax credits                   1,421,283           1,421,283
  Lease payment obligations       184,357          220,775

    Total deferred
      tax assets, net            2,191,777       3,272,633


Deferred tax liabilities:
  Asset basis differences       (1,700,624)     (9,329,312)

    Total deferred
      tax liabilities           (1,700,624)     (9,329,312)

Net deferred tax
  asset/(liability)            $   491,153     $(6,056,679)


     The deferred tax benefit of approximately $6.5 million for the year ended June 30, 1996 relates to the write-down of certain long-lived assets in accordance with SFAS 121
(see Note 3). The effective tax rate of the deferred benefit recognized from the write-down differs from the federal statutory rate due to the write-down of certain assets which are not treated as temporary differences under SFAS 109.

     At June 30, 1996 and 1995, the Company had net operating loss ("NOL") carryforwards of approximately $1.5 million and $4.4 million, respectively, expiring through fiscal 2006. These amounts have been determined as if the Company was a stand alone entity and not part of a larger consolidated group for federal income tax purposes. The
Company actually has federal NOL's attributable to it under the consolidated return regulations of approximately $8.2 million as of June 30, 1996. Of this amount, approximately
$550,000 was acquired from another entity. These NOLs, which expire in varying amounts are restricted in terms of utilization.

CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995

NOTE 6 - INCOME TAXES (continued)

     At June 30, 1996, the Company has approximately $1.4 million of investment and energy credits available to reduce future income taxes for federal income tax reporting purposes expiring during fiscal 2001 through 2003. Of this amount, approximately $737,000 was acquired from another entity. These credits, which expire during fiscal 2001 are restricted in terms of utilization.

NOTE 7 - CHANGES IN RETAINED EARNINGS/(DEFICIT)

     The retained earnings/(deficit) balance as of June 30, 1996 and 1995 was comprised of the following:

Beginning retained earnings June 30, 1995     $  6,161,862
         Net income June 30, 1995                  438,621

Retained earnings June 30, 1995                  6,600,483
         Net loss June 30, 1996                (16,274,452)

Retained earnings/(deficit) June 30, 1996     $ (9,673,969)

NOTE 8 - RELATED PARTY TRANSACTIONS

     MANAGEMENT FEES

     CHI provides the Company with the employee labor necessary to operate and maintain the hydroelectric facilities. Direct labor allocable to the Company for operations is charged at fully loaded labor costs plus a 25% overhead charge to cover indirect labor and other costs. These labor charges are reflected as Management Fees in the statement of operations and were $721,499 and $494,049 for 1996 and 1995, respectively.

CHI MAINE
NOTES TO COMBINED FINANCIAL STATEMENTS
June 30, 1996 and 1995

NOTE 8 - RELATED PARTY TRANSACTIONS (continued)

     DUE TO PARENT

     Due to parent generally represents amounts that were advanced to CHI Maine by CHI for the original purchase of the hydroelectric facilities, less any repayments on the outstanding balance due as a result of excess cash flows generated by CHI Maine. All net cash flows generated by the Company are used to reduce this intercompany balance.

NOTE 9 - SUBSEQUENT EVENT

     TRANSFER  OF ASSETS FROM CHIME

     On December 20, 1996, CHIME transferred all of the assets and liabilities recorded on its books related to a 16th hydroelectric facility, Salmon Falls, to another 100% owned subsidiary of CHI, CHI New Hampshire. Subsequent to this transfer, CHIME consists of all assets and liabilities included in CHI Maine.


      SALE OF CHIME

     As previously stated, on December 23, 1996, CHI, through its wholly owned subsidiary, CHI Universal, sold
CHIME to the Partnership for a total sales price of $12.9 million. In connection with the sale the Partnership assumed the long-term capital lease obligation of approximately $1.2 million related to one of the projects.
The sale was made pursuant to an Agreement of Merger dated as of July, 1, 1996 (the "Merger Agreement"), by and among
CHI, CHIME, CHI Universal, CHI Ridgewood Maine Hydro
Corporation and the Partnership.

Under the terms of a separate agreement with the Partnership, CHI will continue to operate and maintain the projects and provide certain administrative services to the Partnership for an initial period of up to 15 years.

CHI MAINE
COMBINED BALANCE SHEET - UNAUDITED
AS OF DECEMBER 23, 1996



ASSETS

Current assets:
  Accounts receivable                          $    834,336
  Prepaid expense                                   150,149

    Total current assets                            984,485

Property, plant and equipment:
  Land                                            1,370,850
  Hydroelectric generating
   facilities                                     8,110,196
  Other                                              30,827
   Less - accumulated depreciation                  (11,246)
  Construction-in-progress                          951,794

    Total property,
     plant and equipment,
     net                                         10,452,421

Intangible assets:
  Power purchase contracts                          487,305
  FERC license costs                                681,501
  Other Intangibles                                  83,204
   Less - accumulated amortization                  (17,749)

   Total intangible assets, net                   1,234,261


Other assets:
  Long-term deferred tax assets, net                 98,153

    Total other assets                               98,153


    Total assets                               $ 12,769,320

LIABILITIES AND EQUITY


Current liabilities:
  Accounts payable
   and accrued expenses                        $    116,063
  Due to parent                                  20,478,568
  Current portion of
   long-term obligation
   under capital lease                              185,809

    Total current liabilities                    20,780,440

Long-term liabilities:
  Long-term obligation
   under capital lease                            1,004,679

    Total long-term
     liabilities                                  1,004,679

Equity:
  Retained deficit                               (9,015,799)

                                                 (9,015,799)


    Total liabilities
     and equity                                $ 12,769,320





                                CHI MAINE
                COMBINED STATEMENT OF OPERATIONS - UNAUDITED
              FOR THE PERIOD JULY 1, 1996 TO DECEMBER 23, 1996




Revenues:

  Power generation revenue                     $  1,879,030



Operating costs and expenses:

  Management fees
   to a related party                               351,755
  Maintenance and supplies                           53,328
  Environmental and regulatory                       11,542

  Real estate taxes                                 122,075
  Insurance                                         116,517
  Lease and rental costs                             33,342
  Legal and other professional fees                   2,947

  Travel, meals and vehicle costs                    17,475
  Utilities                                          32,067
  Other and miscellaneous                             7,374

    Total operating
     costs and expenses                             748,422


    Income
     from operations                              1,130,608

Interest expense                                    (79,438)

    Income before
     provision
     for income taxes                             1,051,170

Provision for
 income taxes                                      (393,000)


    Net income                                 $    658,170

                              CHI MAINE
                COMBINED STATEMENT OF CASH FLOWS - UNAUDITED
              FOR THE PERIOD JULY 1, 1996 TO DECEMBER 23, 1996

Cash flows from operating activities:
  Net income                                   $    658,170

Adjustments to reconcile
 net income to net
 cash provided by operating
 activities:                                        393,000
  Provision
   relating to deferred
   tax liabilities                                  211,328

Changes in assets and liabilities:
 Decrease
  in accounts receivable                            211,328
 Increase in prepaid expense                        (86,192)
 Increase in
  accounts payable and
  accrued expenses                                    9,298
 Decrease in due to
  parent and affiliates                            (755,803)

    Net cash provided by
     operating activities                           429,801


Cash flows from investing activities:
 Capital expenditures                              (376,039)

    Net cash used in investing
     activities                                    (376,039)


Cash flows from financing activities:
 Reduction of obligation
  under capital lease                               (53,762)

    Net cash used in financing
     activities                                     (53,762)


Net change in cash and
 cash equivalents                                       --

Cash and cash equivalents,
 beginning of year                                      --


Cash and cash equivalents,
 end of year                                   $        --



Supplemental disclosures
 of cash flow information:
  Cash paid during the period for:
    Interest                                   $    (79,438)

CHI Maine
NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS
For the Period July 1, 1996 to December 23, 1996


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited combined financial statements as of December 23, 1996, and for the period July 1, 1996 to December 23, 1996, reflect the combined accounts of that portion of Consolidated Hydro Maine, Inc. ("CHIME") which comprise the Barker, Brown's Mill, Damariscotta, Eustis,
Gardiner, Greenville, Lower Barker, Mechanic Falls, Milo,
Norway, Pittsfield, Pumpkin Hill, South Berwick, and York
(New Dam and Old Falls) hydroelectric facilities
(collectively, "CHI Maine" or the "Company") located in Maine. CHI Maine is engaged in the ownership and operation of these hydroelectric facilities, which aggregate a total operating capacity of 11.3 megawatts, to produce hydroelectric power.

The unaudited combined financial statements have been prepared on the same basis as the financial statements for the fiscal year ended June 30, 1996, and should be read in conjunction with the notes to the fiscal year end financial statements.

NOTE 2 - SALE OF CHIME

On December 23, 1996, CHI, through its wholly owned subsidiary, CHI Universal, sold CHIME to the Ridgewood Maine Hydro Partners, L.P., an affiliate of Ridgewood Power Corporation, for a total sales price of $12.9 million. In connection with the sale, the buyer assumed the long-term capital lease obligation of approximately $1.2 million related to one of the projects. The sale was made pursuant to an Agreement of Merger dated as of July, 1, 1996, by and among CHI, CHIME, CHI Universal, CHI Ridgewood Maine Hydro Corporation and the Ridgewood Maine Hydro Partners, L.P.

(c)  Exhibits.
Exhibit No.    Item
    2.1  Agreement of Merger, dated as of July 1, 1996, by
and among Consolidated Hydro Maine, Inc., CHI Universal, Inc.,
Consolidated Hydro, Inc., Ridgewood Maine Power Partners, L.P. and Ridgewood Maine Hydro Corporation. [Previously filed.]
    2.2  Letter, dated November 15, 1996, amending
Agreement of Merger.  [Previously filed.]
    2.3  Letter, dated December 3, 1996, amending
Agreement of Merger.  [Previously filed.]
    10        Operation, Maintenance and Administration
Agreement, dated November __, 1996, by and among Ridgewood Maine Hydro Partners , L.P., CHI Operations, Inc. and Consolidated Hydro, Inc. [Previously filed.]
    99   List of projects.  [Previously filed.]
SIGNATURES

  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RIDGEWOOD ELECTRIC POWER TRUST IV


By: /s/ Thomas R. Brown
    Thomas R. Brown, Senior Vice President
     and Chief Operating Officer

Date: March 7, 1997